EMPLOYMENT CONTRACT 1 566

This Employment Contract (“the Contract”) is made and entered into on the “4th” of January 2003 between LLC «EDN Sovintel» (“Company”) located at the address: Russian Federation, the city of Moscow, 127427, 25/2/2 Dubovoi Roschi str., and citizen Nikolai Vladimirovich Tokarev residing at the address: the city of Moscow, 7, 2nd Frunzenskaya str. Apt.35, passport 45 98 288242, issued by the 107 precinct of militia of the city of Moscow on 08.12.1998 (“the Employee”).

The Parties agreed as follows:

1. Subject matter of the Contract

1.1 The Company hereby employs the Employee, while the Employee hereby agrees to do the work in the position of the Company Director for Finance and Investments on the terms and in compliance with the requirements set forth in this Contract.

1.2 As an employee of the Company the Employee shall fulfill duties entrusted with him and shall be vested with rights and authority laid down in this Contract, as well as those periodically indicated by the Financial Director of the Company. During the working period the Employee reports to the Financial Director of the Company and higher-up superiors.

1.3 This Contract is an agreement on the main work.

1.4 The place of work is the office of the Company in the city of Moscow, Russian Federation. In cases when the Company requires that the Employee should perform duties outside the city of Moscow the Employee hereby agrees to perform such duties.

2.  Contract period

This Contract is concluded for an indefinite period.

The Employee shall get down to work on the «4th » of January 2003.

3. Payment procedures

3.1 The Company shall pay a salary to the Employee along with other fees in accordance with the Company’s policies on a regular basis.

3.2 The Company shall pay the Employee a monthly official salary equivalent to 7,083.33 US dollars in rubles at the rate of the Central Bank of the Russian Federation as of the date of payroll calculation. The payroll calculation is normally the last calendar date of the current month. In some cases stipulated by the labour legislation the payroll calculation date may be shifted to an earlier date of the current calendar month, which is necessary for the timely payment of the salary. In this case the payroll calculation date is established by an internal normative act. From the above sum and from other fees paid by the Companies the Company shall withhold and pay taxes in the amounts and in the procedure prescribed by the effective Russian legislation.

3.3 This provision does not release the Employee from the responsibility to pay taxes on incomes received from all other sources unrelated to the trade relations between the Company and the Employee in compliance with the effective Russian legislation.

3.4 The salary shall be paid and other payments provided by this Contract shall be made to the Employee not later than the 10th day of the month following the month to be paid for.

4. Payment of bonuses

The Company is entitled to pay bonuses and fees in accordance with the Premium Provision, which is an inalienable part of this Contract.

5. Privileges and benefits

5.1 The Employee is subject to mandatory social insurance in the state extra-budgetary funds at the expense of the Employer in the procedure laid down in the Russian legislation.

5.2 The Employee is entitled to receive additional privileges and bonuses, both individual and collective, provided for by the Company, including medical insurance. The medical insurance, life insurance and insurance against the loss of the ability to work for the period of business trips is made in conformity with the general policy of the Company.

5.3 The Employee shall provide timely information to the Company about the additional grounds for privileges prescribed by the legislation of the Russian Federation.

5.4 The Employee shall have the right to receive information on privileges and benefits from the Company’s personnel manager.

6. Reimbursement of expenses

The Company shall reimburse the Employee for all reasonably incurred actual expenses related to the performance of official duties on condition of those being agreed upon with the Financial Director of the Company. The reimbursement of expenses is effected provided the Employee submits the respective substantiation documents in the procedure specified by the Company.

7. Employee’s duties

The Employee hereby assumes the following commitments:

7.1 The Employee shall perform his official duties and tasks of the Company professionally and in time making the maximum use of his knowledge and skills, shall at all times comply with the instructions and internal policy of the Company, shall apply every effort to protect the interests and reputation of the Company.

7.2 The Employee shall adhere to the rules of conduct prescribed by the internal regulations and the Corporate Policy Guidelines.

7.3 The Employee shall handle the materials, office aids, communications means and other material valuables provided to him by the Company with care. The Employee shall be bear material liability both for the direct actual damage personally inflicted by him on the Company and for the damage that the Company sustained as a result of his compensating other persons for the damage.

7.4 The Company shall make sure that the Employee is briefed on the provisions of the safety precautions on a continuous basis and the Employee shall sign for being aware of the above precautions. At the request of the Company the Employee shall undergo training on the above safety precautions and shall observe the safety instructions effective within the Company. The Employee shall be responsible for breaching the above-mentioned safety precautions in accordance with the effective legislation of the Russian Federation.

7.7 The Employee shall not, without prior written consent of the Company, directly or via a third person:

i) either urge or compel a person that is employed by the Company or any of its affiliated companies to terminate or not to extend the Employment Contract of that person with the Company or with any of its affiliated companies throughout the effective period of this Contract and two years upon termination of the latter or

ii) either urge or compel a physical or legal person that is the customer or vendor of the Company or of any of its affiliated companies to break relations or not to extend relations with the Company or with any of its affiliated companies throughout the effective period of this Contract and two years upon termination of the latter or

iii) directly or indirectly exercise or take part in the activities undertaken by the Company and participate in the similar or competitive activities in any way for two years upon termination of this Contract.

7.8 In case of dismissal the Employee undertakes not to take away from the Company any materials or concepts developed during the work with the Company.

7.9 The Employee shall notify the Company in time about any objects of intellectual property created by him throughout the effective period of this Contract. Through signing this Contract the Employee agrees that any exclusive rights for the use of any inventions, useful models, industrial samples, domain names, web-pages and software in the source and object codes and any other forms created in connection with the performance of the Employee’s duties specified in this Contract (‘objects of intellectual property’) as well as all the related documentation will belong to the Company. The Employee also agrees that the Company has exclusive rights for the use of objects of intellectual property and for publishing them in any way at its discretion. The Company is entitled to submit on its own behalf patent applications, applications for any inventions, useful models and industrial samples created by the Employee during the performance of his official duties. The Employee also undertakes to render assistance to the Company in the protection of the rights both in case of infringement of these rights by third persons and in case the Company lays any claims or files lawsuits in connection with the exercise by the Company of the said rights.

7.10 The Employee assures and guarantees that Appendix 2 to this Contract is a full list of all the Employee-patented objects of intellectual property, Employee-registered trademarks and domain names, as well as the objects of intellectual property, trademarks and domain names with relation to which the Employee filed requests for registration. Appendix 2 shall also contain the list of all the materials that are objects of the copyright law and are related to the Company’s sphere of activity.

8. Employer’s responsibilities

8.1 The Employer undertakes to give a job to the Employee in accordance with the labour function determined by the Contract.

8.2 The Employer undertakes to provide the Employee with the equipment, instruments, technical documentation and other things required for the Employee to perform his official duties under this Contract.

8.3 The Employer undertakes to provide working conditions that meet the requirements of the effective legislation.

8.4 The Employer undertakes to pay the salary and other fees specified in the Contract to the Employee in time and in full.

8.5 The Employer shall bear other responsibilities assigned to it by the Labour Code of the Russian Federation, including those prescribed by Article 22 of the said Code.

9. Working hours and rest time

9.1 The normal prescribed duration of the working time is 40 (forty) hours a week with a five-day working week.

9.2 However for some categories of personnel responsible for the technical support of the telecommunications networks of the Company and its clients through a non-stop operating cycle an aggregate working time record is in use. In this case the duration of the working time in an accounting period (month, quarter etc.) may not exceed the normal number of the working hours. The accounting period shall not exceed one year.

9.3 The Employee is entitled to an annual leave of 28 (twenty eight) calendar days. The Employee agrees that the schedule of leaves shall be coordinated with the Financial Director of the Company or with another representative of the Company’s management in accordance with the Company policy.

9.4 The schedule of leaves of each department of the Company shall be approved by the Director General or another person acting in his stead.

9.5 The annual paid leave may be split into parts as agreed by the Employee and the Company. In this case at least one part of the leave shall not be less than 14 calendar days.

10. Temporary disability to work

10.1 In case of temporary disability to work (illness, accident etc.) the Employee shall, to a possible extent, promptly report it to his immediate superior or another authorized person of the Employer.

10.2 The Employee shall submit to the Employer a certificate of incapacity of work confirming his temporary disability (illness, accident etc.) not later than 3 (three) days after such disability is over.

10.3 The Employer shall pay the Employee a temporary disability benefit in accordance with the effective legislation.

11. Waiver of conflict of interests and competition

11.1 During the employment by the Company and two years after this Contract expires the Employee shall not be directly or indirectly involved, have interest or relations, or participate in some capacity or in some way (be that as an investor, principal, agent, consultant, employee or otherwise) with any company, except the Company, relating to trade or commercial activities in the sphere of telecommunications, including any competitive trade or commercial activity, except cases when the Company gave a prior written consent to that.

11.2 During the employment period and two years after the termination of his labour relations the Employee shall not directly or indirectly offer his services to any customer of the Company or to any entity to which as a potential customer the Company offers its services; offer employment of any personnel of the Company and have a direct or indirect interest in any firm competing with the Company, as well as disclose any private information, commercial secrets or confidential information concerning the Company, including without limitations names of the employees, independent contractors, customers or potential customers.

11.3 During the effective period of this Contract, as well as within three years upon termination of the latter the Employee undertakes not to disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other legal entity, confidential information pertaining to the financial status, vendors, customers, sources and methods of getting new orders or ways of doing business with the Company, affiliated companies and subsidiaries, except the publicly accessible information or the information subject to disclosure by law.

11.4 The Employee shall not, without prior consent of the Company, directly or via a third person:

i) urge or compel any person employed by the Company or by any of its affiliated companies to terminate or to discontinue the Employment Contract of this person with the Company or a company affiliated with the Company within the effective period of this Contract and two years after its termination or

ii) urge or compel any physical or legal person that is a customer or vendor of the Company or any of its affiliates to break relations or to discontinue relations with the Company or its affiliate within the effective period of this Contract and two years after its termination.

12. Specific performance

The Employee acknowledges that violation by the Employee of understandings of sections 11 and 13 of this Contract will be detrimental to the Company and the Company, therefore, is entitled to seek the specific performance of these provisions judicially. This right complements other rights of the Company related to the protection and compensation for the damage inflicted by the Employee. The Company reserves the right to demand reimbursement for the damage and other economic compensations for the violation by the Employee of the obligations and understandings contained in sections 11 and 13.

13. The law “On corruption of foreign officials” and the respective standards of the effective legislation of the Russian Federation

As a precondition for employment under this Contract the Employee agrees to sign a document on complying with the law ‘On corruption of foreign officials’ and the respective standards of the Russian legislation, to undergo additional training on observing the above in accordance with the policies and procedures of the Company.

14. Assignment

The parties under the Contract are not entitled to assign their rights to third persons. The Company is entitled to transfer the Employee to another enterprise, organization or institution in accordance with the rules established by the Labour Code of the Russian Federation.

15. Notices

All notices shall be sent in writing to the following address:

Company:

127427, Moscow,

25/2/2 Dubovoi Roschi str.

To: Director General

Stan Abbeloos

Tel.: 258 78 00

Employee:

To: Nikolai Vladimirovich Tokarev

City of Moscow, 7, 2nd Frunzenskaya str., apt. 35

Tel.

Each party shall notify the other party about the change of the address in writing.

16. Completeness of the Contract

16.1 This Contract and Appendices thereto are the complete Contract between the parties on the employment and supersede all previous agreements, both written and oral, between the parties. Any changes to the essential terms and conditions of this Contract shall be made as a Supplement to be signed by the parties.

16.2 All changes and additions to this Contract are its inalienable part.

17. Termination of the Contract

This Contract may be terminated on the grounds established by the Labour Code of the Russian Federation.

18.  Contract termination payments

18.1 In case of termination of this Contract at the initiative of one of the parties to the Contract the Companies shall pay the Employee the entire salary up to the date of termination.

18.2 If the Company terminates the Contract on the grounds stipulated in paragraphs 5-7, 9 and 11 of article 81 of the Labour Code of the Russian Federation, the Company shall only pay the official salary in proportion to the time worked before the Contract termination date and the money compensation for all unused leave days.

18.3 If the Company terminates the Contract because the Employee fails to match his official position or fails to perform due to the state of health that prevents this work from being continued; if the Employee is called up to military service or is assigned to perform an alternative civil service; because of reinstatement of the personnel who had earlier performed this work or if the Employee refused transfer in connection with the employer’s redeployment to a different location, the Employee shall receive a severance pay in the amount of a two-week average salary and a money compensation for all unused leave days.

18.4 If during the effective period of this Contract the Employee did not use up all or a part of monies to which he/she was entitled as per the terms on privileges and benefits (for example, medical insurance), the Employee shall not receive any money or other compensation in case this Contract is terminated.

19. Binding force of the Contract

This Contract may be binding for the legal successors of the parties if this is provided for in the legislation of the Russian Federation.

20. Selection of legislation

This Contract is governed by the legislation of the Russian Federation. In cases not covered by this Contract the parties shall follow the applicable legislation of the Russian Federation.

21. Labour disputes

21.1 Any disputes or claims related to this Contract shall be resolved by way of negotiations. In case a dispute is initiated by the Employee, the negotiations shall be held with the head of the department and the head of the Company or a person acting in his stead with the participation of the Company’s personnel and legal services.

21.2 If a positive settlement is not achieved, disputes shall be reviewed by a Russian court of law in accordance with the effective legislation of the Russian Federation.

22. Other terms and conditions

The Employee undertakes not to accept compensations from the Company and its associated enterprises, except those provided under this Contract.

The employee shall immediately inform the Company if he himself or any member of his family is connected or will be connected with any state structure or institution.

IN WITNESS THEREOF the parties signed this Contract in two copies in the year and on the date indicated above.

On behalf of the Company:	Employee:

(Signature)	(Signature)

Stab Abbeloos Director General	Full name

Round seal:
MOSCOW *LIMITED LIABILITY COMPANY “EDN SOVINTEL”.(reg.) [1] 19138 * EDN SOVINTEL

Appendix 1

to Employment Contract 1 566 dated “4th “ of January 2003

The parties hereby confirm that the below-listed documents are an inalienable part of this Contract:

1. Corporate Policy Guidelines.

2. Premium Provision.

3. Provision on complying with the law “On corruption of foreign officials” and the respective standards of the effective legislation of the Russian Federation.

4. Provision «On protection of personal data of employees»

On behalf of the Company:	Employee:

(Signature)	(Signature)

Stan Abbeloos Director General	Full name

Round seal:
MOSCOW *LIMITED LIABILITY COMPANY “EDN SOVINTEL” (reg.) [1] 19138 * EDN SOVINTEL

Appendix 2

to Employment Contract dated “4th “ of January 2003 1 566

List of objects of intellectual property owned by the Employee

SUPPLEMENT 1 1

This Supplement (Supplement) was made on the 28th of February 2003 between LLC TeleRoss (the Company) located in the Russian Federation, LLC EDN Sovintel (Company) located by the following address: Russian Federation, Moscow, 127427, 25/2/2 Dubovoi Roschi str., and citizen Nikolai Tokarev residing by the following address: Moscow, 40 Frunzenskaya emb., apt.117, passport series 45 98 1 288242 issued by the 107 militia precinct of Moscow on 08.12.1998 (the Employee).

The parties agreed on the following:

1.	In connection with the Employee’s transfer to another position items a) and b) of article 1 of Employment Contract [1] 566 dated «04» January 2003 shall be worded as follows:

à) The Company hereby hires the Employee, while the Employee hereby agrees to fulfill the work in the position of the Financial Director, Financial Department of the Company, on the terms and in compliance with the requirements laid down in Employment Contract 1 566 dated «4th » of January2003.

b) In the capacity of the Financial Director of the Financial Department the Employee shall perform duties entrusted with him and is vested with rights and authority provided for in this Contract, as well as those periodically indicated by the Director General. In the working period the Employee reports to the Director General and higher-up superiors.

2.	Item b) of article 3 of Employment Contract [1] 566 dated the «4th » of January 2003 shall be worded as follows:

b) The Company shall pay the Employee the annual official salary in the amount equivalent to 108,000 US dollars, which is paid on a monthly basis in the amount equivalent to 9,000 US dollars in accordance with the practices of payment for the work adopted by the Company. From the above amount and from other fees paid by the Company the Company shall withhold and pay taxes in the amounts and in the procedure stipulated by the effective Russian legislation.

Other articles of the Employment Contract remain unchanged.

This Supplement becomes effective from the «3rd» of March 2003.

On behalf of the Company:	Employee:

(Signature)	(Signature)

M.I.Murayev 1st Deputy to Director General	N.V.Tokarev

Round seal:
MOSCOW * LIMITED LIABILITY COMPANY “EDN SOVINTEL” (reg.) [1] 19138 * EDN SOVINTEL

SUPPLEMENT 12

This Supplement (Supplement) was made on the 25th of March 2004 between LLC «EDN Sovintel» (the Company) located by the address: Russian Federation, the city of Moscow, 115114, 1 Kozhevnichevsky proezd, and citizen Nikolai Vladimirovich Tokarev residing by the address: Moscow, 40 Frunzenskaya emb., apt. 117, passport series 45 98 1 288242, issued by the 107 militia precinct of the city of Moscow on 08.12.1998 (the Employee).

The parties agreed as follows:

1.	Item 3.2 of article 3 of Employment Contract [1] 566 dated the 4th of January 2003 shall be worded as follows:

3.2 The Company shall pay the Employee the monthly official salary in the amount equivalent to 10,000 US dollars, which is paid in accordance with the practices of payment for the work adopted by the Company. From the above amount and from other fees paid by the Company the Company shall withhold and pay taxes in the amounts and in the procedures provided for in the effective Russian legislation.

Other articles of the Employment Contract remain unchanged.

This Supplement becomes effective from the 1st of March 2004.

On behalf of the Company:	Employee:

(Signature)	(Signature)

M.I.Murayev 1st Deputy to Director General	N.V.Tokarev

Round seal:
MOSCOW * LIMITED LIABILITY COMPANY “EDN SOVINTEL”. (reg.) [1] 19138 * EDN SOVINTEL

SUPPLEMENT 1 3

This Supplement (Supplement) was made on the 2nd of August 2004 between LLC «EDN Sovintel» (the Company) located by the address: Russian Federation, the city of Moscow, 115114, 1 Kozhevnichevsky proezd, and citizen Nikolai Vladimirovich Tokarev residing by the address: Moscow, 40 Frunzenskaya emb., apt. 117, passport series 45 98 1 288242, issued by the 107 militia precinct of the city of Moscow on 08.12.1998 (the Employee).

The parties agreed as follows:

1.	Item 3.2 of article 3 of Employment Contract [1] 566 dated January 4, 2003 shall be worded as follows:

3.2 The Company shall pay the Employee the monthly official salary in the amount equivalent to 15,000 US dollars, which is paid in accordance with the practices of payment for the work adopted by the Company. From the above amount and from other fees paid by the Company the Company shall withhold and pay taxes in the amounts and in the procedures provided for in the effective Russian legislation.

Other articles of the Employment Contract remain unchanged.

This Supplement becomes effective from the 2nd of August 2004.

On behalf of the Company:	Employee:

(Signature)	(Signature)

M.I.Murayev Acting Director General	N.V.Tokarev

Round seal:
MOSCOW * LIMITED LIABILITY COMPANY “EDN SOVINTEL” (reg.) [1] 19138 * EDN SOVINTEL

SUPPLEMENT 1 4

This Supplement (Supplement) was made on the «19th » of April 2005 between LLC «EDN Sovintel» (the Company) located by the address: Russian Federation, the city of Moscow, 115114, 1 Kozhevnichevsky proezd, and citizen Nikolai Vladimirovich Tokarev residing by the address: Moscow, 40 Frunzenskaya emb., apt. 117, passport series 45 98 1 288242, issued by the 107 militia precinct of the city of Moscow on 08.12.1998 (the Employee).

The parties agreed as follows:

1.	In connection with the Employee’s transfer to another position items 1.1 and 1.2 of article 1 of Employment Contract [1] 566 dated January 4, 2003 shall be worded as follows:

1.1 The Company hereby hires the Employee, while the Employee hereby agrees to perform the work in the position of the Financial Director of the Company for Russia on the terms and in compliance with the requirements specified in Employment Contract 1 566 dated January 4, 2003.

1.2 In the capacity of the Financial Director for Russia the Employee shall perform duties entrusted with him and is vested with rights and authority provided for in this Contract, as well as those periodically indicated by the Director General. In the working period the Employee reports to the Director General and higher-up superiors.

Other articles of the Employment Contract remain unchanged.

This Supplement becomes effective on the 19th of April 2005.

On behalf of the Company:	Employee:

(Signature)	(Signature)

M.I.Murayev 1st Deputy to Director General	N.V.Tokarev

Round seal:
MOSCOW * LIMITED LIABILITY COMPANY “EDN SOVINTEL” (reg.) [1] 19138 * EDN SOVINTEL